                                                                    EXHIBIT 4.11
                                                                  EXECUTION COPY


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                        CHRYSLER SUPPORT LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT


                          Dated as of December 23, 1997


                                      among


                              CHRYSLER CORPORATION,


                        DOLLAR RENT A CAR SYSTEMS, INC.,
                                  as a Lessee,

                        THRIFTY RENT-A-CAR SYSTEM, INC.,
                                  as a Lessee,

                                       and


                     DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.,
                                TRAC TEAM, INC.,
                               DTAG SERVICES, INC.
                                 as Guarantors.



================================================================================

                                TABLE OF CONTENTS

                                                                                                      Page

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.  Definitions................................................................................4

                                   ARTICLE II

                          ISSUANCE OF CHRYSLER SUPPORT
                   LETTERS OF CREDIT; REIMBURSEMENT OBLIGATION

Section 2.1.  Issuance of Chrysler Letters of Credit; Reduction Amounts..................................4
Section 2.2.  Fees.......................................................................................8
Section 2.3.  Reimbursement..............................................................................8
Section 2.4.  No Liability of Chrysler...................................................................9
Section 2.5.  Conditions Precedent to Issuance...........................................................9
Section 2.6.  Obligation Absolute.......................................................................11
Section 2.7.  Guaranty..................................................................................12

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1.  Representations and Warranties of the Lessees and DTAG....................................15
Section 3.2.  Covenants of the Lessees and DTAG.........................................................16
Section 3.3.  Injunctive Relief with Respect to Certain Covenants.......................................19
Section 3.4.  Chrysler Covenants........................................................................19

                                   ARTICLE IV

                                  MISCELLANEOUS

Section 4.1.  Payments..................................................................................20
Section 4.2.  Notices...................................................................................20
Section 4.3.  Amendments, etc...........................................................................21


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


Section 4.4.  Consent to Jurisdiction...................................................................21
Section 4.5.  Waiver of Jury Trial......................................................................22
Section 4.6.  Governing Law.............................................................................22
Section 4.7.  Severability..............................................................................22
Section 4.8.  Term......................................................................................22
Section 4.9.  Successors and Assigns....................................................................23
Section 4.10.  Counterparts.............................................................................23
Section 4.11.  Further Assurances.......................................................................23
Section 4.12.  Survival of Obligations..................................................................23
Section 4.13.  Obligation...............................................................................23
Section 4.14.  Headings.................................................................................24
Section 4.15.  Application of Funds.....................................................................24
Section 4.16.  Subordination of Obligations Pursuant to Group I Collateral Sharing
                  Agreement.............................................................................24
Section 4.17.  Additional Lessees.......................................................................24
Section 4.18.  Additional Guarantors....................................................................24
Section 4.19.  Indemnification..........................................................................24

Exhibit A -       Form of Series 1997-1 Chrysler Support Letter of Credit

                        CHRYSLER SUPPORT LETTER OF CREDIT
                           AND REIMBURSEMENT AGREEMENT


     THIS CHRYSLER SUPPORT LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of December 23, 1997 (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof, this "Agreement"), is entered into by and among CHRYSLER CORPORATION, a Delaware corporation ("Chrysler"), DOLLAR RENT A CAR SYSTEMS, INC., an Oklahoma corporation ("Dollar"), THRIFTY RENT-A-CAR SYSTEM, INC., an Oklahoma corporation ("Thrifty"), each of Dollar and Thrifty a "Lessee" and, collectively, the "Lessees"), and DOLLAR THRIFTY AUTOMOTIVE GROUP, INC., a Delaware corporation ("DTAG"), TRAC TEAM, INC., an Oklahoma corporation ("TRAC"), and DTAG SERVICES, INC., an Oklahoma corporation ("Services"); DTAG, TRAC and Services, each a "Guarantor").

                                 R E C I T A L S

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Rental Car Finance Corp., a special purpose Oklahoma corporation, formerly known as Thrifty Car Rental Finance Corporation ("RCFC"), as issuer (in such capacity, the "Issuer"), and Bankers Trust Company, a New York banking corporation, as Trustee (in such capacity, the "Trustee"), are entering into the Series 1997-1 Supplement, dated as of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Supplement"), to the Base Indenture, dated as of December 13, 1995, between RCFC and the Trustee, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof, the "Base Indenture"), pursuant to which RCFC will issue its Series 1997-1 Notes (such capitalized term, together with all other capitalized terms used and not defined herein, shall have the meanings assigned thereto pursuant to Section 1.1);

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, RCFC, the Lessees and DTAG are entering into the Master Motor Vehicle Lease and Servicing Agreement dated as of even date herewith (the "Master Lease"), pursuant to which RCFC will lease vehicles to Lessees in their respective domestic daily rental business;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, DTAG, the Issuer, the Trustee, Thrifty, Dollar, certain other parties thereto, and

Bankers Trust Company, as Master Collateral Agent, are entering into an Amended and Restated Master Collateral Agency Agreement (the "Master Collateral Agency Agreement"), which amends and restates the Master Collateral Agency Agreement, dated as of December 13, 1995, among the Issuer, Thrifty, certain other parties thereto, and the Master Collateral Agent;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Series 1997-1 Letter of Credit Provider is issuing its Series 1997-1 Letter of Credit to the Trustee to provide (i) with respect to the Lessees, partial credit support for the obligations of the Lessees to make payments under the Master Lease and (ii) with respect to DTAG, credit support for any amounts owed by DTAG under Section 4.19 of the Series 1997-1 Supplement;

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Chrysler is executing and delivering to the Series 1997-1 Letter of Credit Provider a letter of credit (such letter of credit, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms thereof and any successor letter of credit thereto as provided for in this Agreement and thereunder, the "Chrysler Series 1997-1 Support Letter of Credit") in substantially the form of Exhibit A hereto, to reimburse the Series 1997-1 Letter of Credit Provider for any amounts drawn under the Series 1997-1 Letter of Credit subject to the terms and conditions set forth therein in an amount up to the Available Chrysler Support Amount (as such term is defined in Chrysler Series 1997-1 Support Letter of Credit) and on the terms set forth in the Chrysler Series 1997-1 Support Letter of Credit;

     WHEREAS, substantially contemporaneously with the execution and delivery of this Agreement, (a) DTAG intends to issue shares of its common stock, par value $0.01 per share (the "Common Stock"), in a registered public offering for net cash proceeds of at least $45,000,000, which proceeds will be used to provide collateral for the financing of vehicles by DTAG and its subsidiaries (the "Primary Equity Offering"), and (b) Chrysler intends to sell approximately 20,000,000 shares of the Common stock of DTAG owned by it in a registered public offering which, following the consummation thereof, will result in DTAG no longer being a subsidiary of Chrysler (the "Second Equity Offering" and, together with the Primary Equity Offering, the "Equity Offerings");

     WHEREAS, it is contemplated that following the execution and delivery of this Agreement, (a) DTAG will implement through a to-be-formed special purpose, wholly-owned subsidiary ("Dollar Thrifty Funding"), a commercial paper program of up to $615,000,000 secured by vehicles and related assets, the proceeds of which will be used to finance vehicle fleet growth and to refinance existing vehicle fleet indebtedness (the


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


"CP Program"), and (b) in connection with the CP Program, a letter of credit would be provided (the "CP Program Letter of Credit") by a financial institution having a short-term credit rating of "A-1" (or better) from S&P and "P-1" from Moody's (the "CP Program Letter of Credit Provider");

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Lessees, DTAG Chrysler and the Series 1997-1 Letter of Credit Provider are entering into the Series 1997-1 Letter of Credit Agreement, dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the "Series 1997-1 Letter of Credit Agreement"), to provide for the issuance of the Series 1997-1 Letter of Credit and for Chrysler, the Lessees or DTAG to provide additional collateral or replacement letters of credit to replace, or reduce the amount of, the Chrysler Series 1997-1 Support Letter of Credit from time to time and for the payment and repayment of certain fees and expenses and other obligations of Chrysler, the Lessees and DTAG to the Series 1997-1 Letter of Credit Provider in connection with the execution and delivery by the Series 1997-1 Letter of Credit Provider of the Series 1997-1 Letter of Credit;

     WHEREAS, pursuant to the Series 1997-1 Letter of Credit Agreement additional institutions (each, an "Additional Series 1997-1 Support Letter of Credit Provider") may be issuing to the Series 1997-1 Letter of Credit Provider a letter of credit (each such letter of credit, a "Series 1997-1 Support Letter of Credit") to reimburse the Series 1997-1 Letter of Credit Provider for any amounts drawn under the Series 1997-1 Letter of Credit on a pro rata basis with respect to each other and with respect to Chrysler's reimbursement of such amounts pursuant to Chrysler Series 1997-1 Support Letter of Credit;

     WHEREAS, the Lessees, DTAG and Chrysler are entering into this Agreement to provide for, among other things, (i) the reimbursement by the Lessees (or in certain cases, DTAG) of draws upon the Chrysler Series 1997-1 Support Letter of Credit that are made by the Series 1997-1 Letter of Credit Provider and (ii) the guaranty by DTAG of the reimbursement obligations of each of the Lessees.

     NOW, THEREFORE, in consideration of the recitals and of the agreements herein contained, and for due and adequate consideration, which the parties hereto hereby acknowledge, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.1. Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms used but not defined herein (including in the preamble and the recitals hereto) shall have the meanings assigned to such terms in (i) the Series 1997-1 Supplement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms of the Series 1997-1 Supplement, (ii) the Definitions List attached as Schedule 1 to the Base Indenture, as in effect on the date hereof, as such Definitions List may be further amended, supplemented, restated or other wise modified from time to time in accordance with the terms of the Base Indenture, provided that to the extent, if any, that any capitalized term used but not defined herein has a meaning assigned in both the Series 1997-1 Supplement and the Definitions List to the Base Indenture, then the meaning assigned to such term in the Series 1997-1 Supplement shall apply herein, (iii) the Revolving Credit Agreement, dated as of December 23, 1997 (the "Revolving Credit Agreement"), among DTAG, Dollar, Thrifty, various financial institutions, Credit Suisse First Boston, as Administrative Agent, and The Chase Manhattan Bank, as Syndication Agent, as in effect on the date hereof, and (iv) the form of Chrysler Support Letter of Credit attached as Exhibit A hereto. The term "Material Adverse Effect" shall be used as defined in the Series 1997-1 Supplement and shall also mean a material adverse effect on the business, property, operations, assets, liabilities, condition (financial or otherwise) or prospects of DTAG and its subsidiaries taken as a whole and the term "Permitted Liens" shall mean Liens permitted by the Revolving Credit Agreement.


                                   ARTICLE II

                          ISSUANCE OF CHRYSLER SUPPORT
                   LETTERS OF CREDIT; REIMBURSEMENT OBLIGATION

     Section 2.1. Issuance of Chrysler Letters of Credit; Reduction Amounts. (a) Chrysler hereby agrees, on the terms and subject to the conditions hereinafter set forth, to execute and deliver (i) to the Series 1997-1 Letter of Credit Provider the Chrysler Series 1997-1 Support Letter of Credit in an initial amount not exceeding $50,000,000 (such amount less the reductions (if any) required by this Section 2.1(a), the "Initial Chrysler Support Amount") for a term expiring on December 23, 2002 (the "Chrysler Support Expiration Date") and
(ii) in the event the Initial Chrysler Support Amount is greater than the stated amount of the Chrysler Series 1997-1 Support Letter of

Credit or that the CP Program continues beyond December 23, 2002 (such excess, the "Remaining Amount"), to the CP Program Letter of Credit Provider a letter of credit in form and substance substantially similar to the Chrysler Series 1997-1 Support Letter of Credit (the "CP Program Support Letter of Credit" and, together with the Chrysler Series 1997-1 Support Letter of Credit, the "Chrysler Support Letters of Credit") (except that such letter of credit shall also provide for reimbursement of the CP Program Letter of Credit Provider for "liquidity drawings" made upon the CP Program Letter of Credit Provider) in a stated amount equal to the Remaining Amount, which letter of credit shall be reasonably acceptable to the CP Program Letter of Credit Provider. In the event the letter of credit described in the preceding clause (ii) is to be delivered to the CP Program Letter of Credit Provider by Chrysler, the parties hereto agree to use their best efforts to negotiate a supplement to this Agreement that would contain terms and conditions governing such letter of credit that are in form and substance substantially similar to the terms and conditions set forth herein governing the Chrysler Series 1997-1 Support Letter of Credit (except that such supplement shall contain terms providing for reimbursement of "liquidity" draws by Dollar Thrifty Funding over a period of up to 18 months, the selection of interest periods and rates with respect to such drawings, the apportionment of termination draws between "liquidity" draws and "credit" draws, and the ability of the trustee with respect to the CP Program (or its agent) to convert "liquidity" drawings to "credit" drawings all of which terms shall be substantially similar to those governing any Enhancement Letter of Credit), which supplement shall be reasonably acceptable to the CP Program Letter of Credit Provider and the parties hereto. In the event the net cash proceeds received by DTAG pursuant to the exercise by the underwriters and managers of the Equity Offerings of their options (the "Over-Allotment Options") pursuant to
Section 3 of the Underwriting Agreement, dated December 16, 1997, among DTAG, Chrysler, Credit Suisse First Boston Corp., Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Smith Barney, Inc. to purchase additional shares of Common Stock to cover over-allotments exceeds $10,000,000, the commitment of Chrysler hereunder to provide a letter of credit or letters of credit in an aggregate stated amount of $50,000,000 (the "Chrysler Support Commitment") shall be reduced, on the Closing Date (with respect to Over-Allotment Options exercised on or prior to the Closing Date) or (with respect to Over-Allotment Options exercised after the Closing Date), not later than 10 business days after the earlier of (i) the exercise of all of the remaining Over-Allotment Options and receipt by DTAG of the proceeds thereof and (ii) the expiration date of the Over-Allotment Options (the earlier of (i) and (ii) being hereinafter referred to as the "Determination Date"), by the amount by which such proceeds (less any underwriters discount) exceeds $10,000,000 and, in the event the stated amount of the Chrysler Series 1997-1 Support Letter of Credit exceeds such reduced commitment, Dollar and Thrifty shall cause such letter of credit to be reduced to the amount of such reduced commitment by causing a reduction in the Series 1997-1

Letter of Credit, or by providing the Series 1997-1 Letter of Credit Provider with additional collateral or an Additional Series 1997-1 Support Letter of Credit, all as provided in the Series 1997-1 Letter of Credit Agreement. Not later than five Business Days after the Determination Date, DTAG shall deliver to Chrysler a certificate executed by its chief financial officer certifying to Chrysler the amount of any such over-allotment proceeds and related underwriters' discount. The parties hereto confirm that on the Closing Date; DTAG received $21,791,250 in net cash proceeds from the exercise of the Over-Allotment Options and that a Chrysler Series 1997-1 Support Letter of Credit in the amount of $38,208,750 was issued on the Closing Date.

     (b) If a successor Series 1997-1 Letter of Credit Provider is appointed, promptly following the appointment of such successor Series 1997-1 Letter of Credit Provider, and upon receipt of an Instruction to Transfer substantially in the form of Annex G to the Chrysler Series 1997-1 Support Letter of Credit, Chrysler shall deliver for the benefit of such successor and the current Series 1997-1 Letter of Credit Provider, in exchange for its outstanding Chrysler Series 1997-1 Support Letter of Credit, a substitute letter of credit substantially in the form of Exhibit A hereto having terms substantially identical to its then outstanding Chrysler Series 1997-1 Support Letter of Credit, but in favor of such successor.

     (c) (i) On September 30, 1999, and on each successive one year anniversary thereof until the Chrysler Support Expiration Date (each, a "Reduction Date"), the Chrysler Support Commitment shall be reduced by an amount equal to the greater of (A) 20% of the Initial Chrysler Support Amount and (B) 50% of Excess Cash Flow (as defined below) for the fiscal year of DTAG most recently ended prior to the relevant Reduction Date (respectively, the "Support Reduction Amount"). On or before the date that is 60 days prior to each Reduction Date, DTAG shall deliver to Chrysler a certificate executed by its chief financial officer certifying the Support Reduction Amount with respect to such Reduction Date, which certificate shall include a reasonably detailed calculation of Excess Cash Flow for the relevant fiscal year. "Excess Cash Flow" means for the relevant period, an amount equal to the excess of (a) the sum, without duplication, of (i) consolidated net income (loss) of DTAG and its subsidiaries for such period, (ii) decreases in Working Capital for such period and (iii) an amount equal to the amount of all non-cash charges deducted in arriving at such consolidated net income (loss) (excluding book depreciation on revenue earning vehicles and net losses on disposition of revenue earning vehicles) over (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such consolidated net income (loss) (excluding net gains on disposition of revenue earning vehicles), (ii) the aggregate amount of capital expenditures for the period (other than those related to acquisitions of revenue earning vehicles) of DTAG and its subsidiaries (excluding the principal amount of indebtedness


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

incurred in connection with such capital expenditures, whether incurred in such period or in another period), (iii) the aggregate amount of all mandatory prepayments required under any indebtedness to which DTAG or any of its subsidiaries is a party, (iv) the aggregate amount of all scheduled principal payments of indebtedness of DTAG or its subsidiaries, (including any term loans and the principal component of payments in respect of capitalized lease liabilities) made during such period and (v) increases in Working Capital for such period. "Working Capital" means, with respect to the Parent, at any date, the excess (or the deficit) of (a) the sum of the amounts that, in accordance with GAAP, are set forth opposite the captions "accounts and notes receivable, net" (excluding accounts receivable from Chrysler related to the MCAIC insurance settlement and accounts receivables pledged to the Master Collateral Agent under Sections 2.1(a)(iii) and 2.1(b)(iii) of the Master Collateral Agency Agreement), "prepaid expenses and other assets", "income taxes receivable," and "deferred income tax assets" or any like captions at such date over (b) the sum of the amounts that, in accordance with GAAP, are set forth opposite the captions "accounts payable (excluding outstanding checks included in accounts payable related to vehicle financing ("float"))", "accrued liabilities", "income taxes payable", "public liability and property damage" and "deferred income tax liabilities", or any like captions, including any accruals for restructuring or similar type reserves, at such date. The Company agrees that activities affecting such account balances will be performed in the normal course in a manner that is both usual and customary for management of such accounts and is consistent with past practices. All accounting terms used in this definition shall be interpreted, and all accounting determinations and computations set forth in this definition shall be made, in accordance with, those generally accepted accounting principles applied in the preparation of the audited financial statements of DTAG and its subsidiaries as of December 31, 1996. At Chrysler's request, DTAG shall cause its auditors to confirm the calculation of Excess Cash Flow in a manner satisfactory to Chrysler.

          (ii) On or before the date that is 15 days prior to each Reduction Date, pursuant to the terms of the Series 1997-1 Letter of Credit Agreement, the Lessees shall deliver credit support to the Series 1997-1 Letter of Credit Provider that will satisfy the requirements for a Series 1997-1 Credit Support Arrangement under the Series 1997-1 Letter of Credit Agreement (such other credit support, "Reduction Amount Credit Support"), in each case in an amount equal to the Support Reduction Amount for the related Reduction Date. Upon notification to Chrysler by the Series 1997-1 Letter of Credit Provider that it has received the Reduction Amount Credit Support and that Chrysler's obligations under the Series 1997-1 Chrysler Support Letter of Credit will be reduced by the relevant Support Reduction Amount, the fees payable under Section 2.2 will be adjusted accordingly.


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

     Section 2.2. Fees. (a) Lessees shall pay a usage fee to Chrysler for the period from the date of issuance of any Chrysler Support Letter of Credit to (but not including) the date upon which it terminates or expires, calculated at a rate per annum equal to the then Applicable Margin under the Revolving Credit Agreement with respect to Eurodollar Loans of the stated amount of any such Chrysler Support Letter of Credit.

     (b) Lessees shall pay to Chrysler a commitment fee calculated at a rate per annum equal to the then Applicable Commitment Fee under the Revolving Credit Agreement of the excess, if any, of the available amount of the Chrysler Support Commitment over the stated amount of all outstanding Chrysler Support Letters of Credit.

     (c) The fees set forth in Section 2.2(a) and (b) shall be increased by 200 basis points during any period in which the Lessees have failed to provide the Series 1997-1 Letter of Credit Provider with any additional collateral or Additional Series 1997-1 Support Letter of Credit when required by Section 2.1(a) or any Reduction Amount Credit Support when required by Section 2.1(c)(ii).

     (d) All fees shall be payable to Chrysler quarterly in arrears on the last business day of each calendar quarter.

     Section 2.3. Reimbursement. Each Lessee agrees to pay to Chrysler on demand (which demand may be made upon DTAG) with respect to any Support Credit Disbursement, any Support Termination Disbursement or any Support Reduction Disbursement, or any withdrawal from the Chrysler Support Cash Collateral Account relating to a Series 1997-1 LOC Credit Disbursement, a Series 1997-1 LOC Termination Disbursement or a reduction in the Chrysler Support Commitment, in each case, on the date thereof (provided, that with respect to any Support Credit Disbursement that is with respect to a Series 1997-1 LOC Credit Disbursement for amounts owed by DTAG under Section 4.19 of the Series 1997-1 Supplement, such agreement is made solely by DTAG), (i) (A) with respect to any Support Credit Disbursement (including any withdrawal from the Chrysler Support Cash Collateral Account relating to a Series 1997-1 LOC Credit Disbursement), an amount equal to the portion of such Support Credit Disbursement allocable to amounts due and payable by such Lessee under the Master Lease as determined by the Trustee or, in the event such Support Credit Disbursement is in respect of amounts owed by DTAG under Section 4.19 of the Series 1997-1 Supplement, an amount equal to such amount owed by DTAG, and (B) with respect to any Support Termination Disbursement or Support Reduction Disbursement (including any withdrawal from the Chrysler Support Cash Collateral Account relating to a Series 1997-1 LOC Termination Disbursement or a reduction in the Chrysler Support

Commitment), jointly and severally, the full amount thereof, plus (ii) interest on any amount remaining unpaid by such Lessee or otherwise, as the case may be, to Chrysler under clause (i) above, from (and including) the date of such Support Credit Disbursement, Support Termination Disbursement, Support Reduction Disbursement or withdrawal, as the case may be, until payment in full thereof (after as well as before judgment), at a rate equal to the Base Rate (as defined below) from time to time in effect plus 200 basis points, such interest to payable on demand (which demand may be made upon DTAG with respect to any Lessee) or, if prior to such demand, on the third (3rd) Business Day of each calendar quarter. Interest accruing based on the Base Rate shall be computed on the basis of the actual number of days elapsed and a 365 (or, if applicable, 366) day year. "Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the rate of interest published in the "Wall Street Journal" on such date as the prime rate for U.S. Dollar loans by major money center banks.

     Section 2.4. No Liability of Chrysler. The Lessees and DTAG each acknowledge that Chrysler is not responsible for any risks of acts or omissions of the Series 1997-1 Letter of Credit Provider or any other beneficiary or transferee of the Chrysler Series 1997-1 Support Letter of Credit with respect to its use of the Chrysler Series 1997-1 Support Letter of Credit. In furtherance and not in limitation of the foregoing, Chrysler may accept documents that appear on their face, to be in order, without responsibility for further investigation.

     Section 2.5. Conditions Precedent to Issuance. (a) The following constitute conditions precedent to the obligation of Chrysler to execute and deliver to the Series 1997-1 Letter of Credit Provider the Chrysler Series 1997-1 Support Letter of Credit (provided, that such conditions will be deemed to be satisfied upon the execution and delivery of the Chrysler Series 1997-1 Support Letter of Credit):

          (i) On the date of the execution and delivery of the Chrysler Series 1997-1 Support Letter of Credit, all representations and warranties of the Lessees and DTAG contained in this Agreement, the Revolving Credit Agreement and in each other Related Document to which the Lessees or DTAG are a party (other than representations and warranties relating to Chrysler) shall be true and correct.

          (ii) Chrysler shall have received from each of the Lessees and DTAG
(i) a copy of the resolutions of its Board of Directors or other governing body, certified as of the Series 1997-1 Closing Date by the secretary or assistant secretary thereof, authorizing the execution, delivery and performance of this Agreement (if applicable), the Loan Documents and the other Related Documents to which it is a party and (ii) an incumbency certificate thereof with respect to its officers, agents or other representatives authorized to execute this Agreement (if applicable).

          (iii) On the date of the execution and delivery of the Chrysler Series 1997-1 Support Letter of Credit, there shall be no action, suit, investigation, litigation or proceeding pending against or, to the knowledge of the Lessees or DTAG, threatened against any of the Lessees or DTAG before any court or arbitrator or any Governmental Authority which in any manner draws into question the legality, validity or enforceability of this Agreement or any other Related Document, or the ability of any Lessee or DTAG to comply with any of the respective terms thereunder except to the extent that any such condition is reasonably unlikely to have a Material Adverse Effect.

          (iv) All consents and approvals necessary in connection with this Agreement or the transactions contemplated hereby or thereby shall have been obtained and shall remain in effect except to the extent that the failure to do so is not reasonably likely to have a Material Adverse Effect.

          (v) On the date of the execution and delivery of the Chrysler Series 1997-1 Support Letter of Credit, there shall be no Event of Default under the Revolving Credit Agreement (as defined therein).

          (vi) Chrysler shall have received an opinion, dated the date hereof, from counsel for DTAG and the Lessees, addressing the due authorization, execution and delivery of this Agreement and the enforceability thereof against DTAG and the Lessees.

          (vii) The execution and delivery of documents (the "Chrysler Credit Support Security Documents") in a form reasonably satisfactory to Chrysler which shall give Chrysler (a) a first-priority perfected lien on any "retained interest" of DTAG and its Subsidiaries in RCFC, which lien shall be pari passu with the lien of the Lenders thereon, (b) a "silent" subordinated perfected lien in all other assets of DTAG, the Lessees and their respective subsidiaries in which the Lenders have a senior perfected lien, and (c) a subordinated perfected lien in the assets pledged as security in respect of the MTN Program, which lien shall be pari passu with the lien of the Lenders thereon.

          (b) The following constitute conditions precedent to the obligation of Chrysler to execute and deliver to the CP Program Letter of Credit Provider the Chrysler CP Program Support Letter of Credit (provided, that such conditions will be deemed to be satisfied upon the execution and delivery of the Chrysler CP Program Support Letter of Credit):

          (i) execution by all parties hereto of a supplement to this agreement as set forth in Section 2.1(a) hereto;

          (ii) 15 days notice from the CP Program Letter of Credit Provider to Chrysler, including the amount and terms of the requested Chrysler CP Program Support Letter of Credit;

          (iii) such conditions set forth in paragraph (a) of this Section as made applicable mutatis mutandis to the Chrysler CP Program Support Letter of Credit;

          (iv) the execution and delivery of such other opinions and documents as may reasonably be requested by Chrysler; and

          (v) a subordinated perfected lien on assets owned by Lessees and pledged as security in respect of CP Program, which lien shall be pari passu with the lien of the Lenders thereon.

          Section 2.6. Obligation Absolute. The payment obligations of each Lessee and DTAG under this Agreement and any other agreement or instrument relating to the Chrysler Support Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument notwithstanding any of the following:

               (a) any lack of validity or enforceability of this Agreement, any Chrysler Support Letters of Credit or any other Related Document;

               (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the obligations of any Lessee or DTAG in respect of any Chrysler Support Letters of Credit or any other amendment or waiver of, or any consent to departure from, all or any of the Related Documents;

               (c) the existence of any claim, set-off, defense or other right which any Lessee may have at any time against the Trustee, the Series 1997-1 Letter of Credit Provider or any other beneficiary or any transferee of a Chrysler Support Letter of Credit (or any persons or entities for whom the Trustee, the Series 1997-1 Letter of Credit Provider, any such beneficiary or any such transferee may be acting) or any other person or entity (other than Chrysler or any affiliate of Chrysler), whether in connection with this Agreement, the transactions contemplated hereby or by the Related Documents or any unrelated transaction;

               (d) any statement or any other document presented under a Chrysler Sup port Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

               (e) any statement or any other document presented under a Chrysler Sup port Letter of Credit proving to be insufficient in any respect;

               (f) payment by Chrysler under a Chrysler Support Letter of Credit against presentation of a draft or certificate which does not comply with the terms of a Chrysler Support Letter of Credit; or

               (g) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of a Lessee or DTAG in respect of a Chrysler Support Letter of Credit.

          Section 2.7. Guaranty.

          (a) Guaranty. In order to induce Chrysler to execute and deliver this Agreement and to issue the Chrysler Support Letters of Credit, and in consideration thereof, each of DTAG, TRAC and Services (each, a "Guarantor"), hereby (i) unconditionally and irrevocably, jointly and severally, guarantees to Chrysler the obligations of the Lessees to make any payments required to be made by them under this Agreement, (ii) agrees to cause the Lessees to duly and punctually perform and observe all of the terms, conditions, covenants, agreements and indemnities of the Lessees under this Agreement, and (iii) agrees that, if for any reason whatsoever, any Lessee fails to so perform and observe such terms, conditions, covenants, agreements and indemnities, the Guarantor will duly and punctually perform and observe the same (the obligations referred to in clauses (i) through (iii) above are collectively referred to as the "Guaranteed Obligations"). The liabilities and obligations of the Guarantor under the guaranty contained in this Section 2.7 (this "Guaranty") will be absolute and unconditional under all circumstances. This Guaranty shall be a guaranty of payment and not of collection, and the Guarantor hereby agrees that it shall not be required that Chrysler, the Series 1997-1 Letter of Credit Provider or the Trustee assert or enforce any rights against any Lessee or any other person before or as a condition to the obligations of the Guarantor pursuant to this Guaranty.

          (b) Scope of Guarantor's Liability. Each Guarantor's obligations hereunder are independent of the obligations of the Lessees, any other guarantor or any other Person, and Chrysler may enforce any of its rights hereunder independently of any other right or remedy that Chrysler may at any time hold with respect to this Agreement or any security or other guaranty therefor. Without limiting the generality of the foregoing, Chrysler may bring a separate action against each Guarantor without first proceeding against any of the Lessees, any other guarantor or any other Person, or any security held by Chrysler, and regardless of whether the Lessees or any other guarantor or any other Person is joined in any such action. Each Guarantor's liability hereunder shall at all times remain effective with respect to the full amount due from the Lessees hereunder. Chrysler's rights hereunder shall not be exhausted by any action taken by Chrysler until all Guaranteed Obligations have been fully paid and performed.

         (c) Right to Amend this Agreement. Each Guarantor authorizes Chrysler at any time and from time to time without notice and without affecting the liability of such Guarantor hereunder, to: (a) alter the terms of all or any part of the Guaranteed Obligations and any security and guaranties therefor including without limitation modification of times for payment and rates of interest; (b) accept new or additional instruments, documents, agreements, security or guaranties in connection with all or any part of the Guaranteed Obligations; (c) accept partial payments on the Guaranteed Obligations; (d) waive, release, reconvey, terminate, abandon, subordinate, exchange, substitute, transfer, compound, compromise, liquidate and enforce all or any part of the Guaranteed Obligations and any security or guaranties therefor, and apply any such security and direct the order or manner of sale thereof (and bid and purchase at any such sale), subject to the terms of the Intercreditor Agreement dated December 23, 1997, between, DTAG, Dollar, Thrifty, Chrysler and Credit Suisse First Boston, as administrative agent and collateral agent; (e) release any Lessee, any guarantor or any other Person from any personal liability with respect to all or any part of the Guaranteed Obligations; and (f) assign its rights under this Guaranty in whole or in part.

         (d) Waiver of Certain Rights by Guarantors. Each Guarantor hereby waives each of the following to the fullest extent allowed by law:

                  (i)  any defense based upon:

                    (A) the unenforceability or invalidity of any security or other guaranty for the Guaranteed Obligations or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; or

                    (B) any act or omission of Chrysler or any other Person that directly or indirectly results in the discharge or release of any of the Lessees or any other Person or any of the Guaranteed Obligations or any security therefor; or

                    (C) any disability or any other defense of any Lessee or any other Person with respect to the Guaranteed Obligations, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor-relief proceeding, or from any other cause;

                 (ii) any right (whether now or hereafter existing) to require Chrysler, as a condition to the enforcement of this Guaranty, to:

                    (A)    accelerate the Guaranteed Obligations;

                    (B) give notice to each Guarantor of the terms, time and place of any public or private sale of any security for the Guaranteed Obligations; or

                    (C) proceed against any Lessee, any other guarantor or any other Person, or proceed against or exhaust any security for the Guaranteed Obligations;

                 (iii) presentment, demand, protest and notice of any kind, including without limitation notices of default and notice of acceptance of this Guaranty;

                 (iv) all suretyship defenses and rights of every nature otherwise available under New York law and the laws of any other jurisdiction; and

                 (v) all other rights and defenses the assertion or exercise of which would in any way diminish the liability of each Guarantor hereunder.

          (e) Guarantors to Pay Chrysler's Expenses. Each Guarantor agrees to pay to Chrysler, on demand, all costs and expenses, including reasonable attorneys' and other professional and paraprofessional fees, incurred by Chrysler in exercising any right, power or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not any action is filed in connection therewith.

          (f) Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of any of the amounts payable by any Lessee under this Agreement is rescinded or must otherwise be restored or returned by Chrysler, upon an event of bankruptcy, dissolution, liquidation or reorganization of any Lessee or any Guarantor or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Lessee, any Guarantor, any other guarantor or any other Person, or any substantial part of their respective property, or otherwise, all as though such payment had not been made.


                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 3.1. Representations and Warranties of the Lessees and DTAG. Each of the Lessees hereby represents and warrants (which representations and warranties shall be deemed made on the Series 1997-1 Closing Date) to Chrysler, as to itself, and DTAG represents and warrants (which representations and warranties shall be deemed made on the Series 1997-1 Closing Date) to Chrysler, as to itself and each of the Lessees, that:

          (a) Organization; Ownership; Power; Qualification. The Lessees and the Guarantors are each (i) a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (ii) has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted.

          (b) Authorization; Enforceability. The Lessees and the Guarantors each has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and each of the Chrysler Credit Support Security Documents in accordance with its terms, and to consummate the transactions contemplated hereby. This Agreement and each of the Chrysler Credit Support Security Documents has been duly executed and delivered by each of such Lessees and the Guarantors and is a legal, valid and binding obligation of each of such Lessees and the Guarantors, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.

          (c) Compliance. (i) The execution, delivery and performance by each of such Lessees and the Guarantors of this Agreement and each of the Chrysler Credit Support Security Documents, and the consummation of the transactions contemplated hereby, do not and will not (A) require any consent, approval, authorization or registration not already obtained or effected, except where the failure to obtain any such consent, approval or authorization or to register is not reasonably likely to have a Material Adverse Effect, (B) violate any applicable law with respect to each of such Lessees which violation is reasonably likely to have a Material Adverse Effect, (C) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of any of the Lessees or the Guarantors, or under any indenture, agreement, or other instrument to which any of such Lessees or the Guarantors is a party or by which its properties may be bound, which conflict, breach or default is reasonably likely to have a Material Adverse Effect, or (D) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any of such Lessees or the Guarantors except Permitted Liens.

          (d) Revolving Credit Agreement. Each of the representations and warranties under the Revolving Credit Agreement and the other Loan Documents are true and correct.

          Section 3.2. Covenants of the Lessees and DTAG. So long as the Chrysler Support Commitment is still in full force and effect or any amount is owing to Chrysler hereunder, each of the Lessees and the Guarantors agrees that, unless at any time Chrysler shall otherwise expressly consent in writing, it will, and in the case of DTAG it will cause the Lessees to:

          (a) Preservation of Existence; Foreign Qualification. Do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate existence and (ii) be duly qualified to do business and in good standing as a foreign entity in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify is reasonably likely to have a Material Adverse Effect.

          (b) Accounting Methods; Financial Records. Maintain, and cause its material Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP, keep, and cause its material Subsidiaries to keep, adequate records and books of account in which complete entries will be made in accordance with such accounting principles and reflecting all transactions required to be reflected by such accounting principles and keep, and cause its material Subsidiaries to keep, accurate and complete records of the Lessees's properties and assets.

          (c) Financial Information, Reports, Notices, etc. Furnish or cause to be furnished to Chrysler financial statements, reports, notices and information as set forth in Section 8.1.1 of the Revolving Credit Agreement.

          (d) Performance and Compliance with Covenants Incorporated by Reference. Perform and comply with each of the covenants contained in the Revolving Credit Agreement (or any other financing arrangement which may replace the Revolving Credit Agreement) and the Master Leases (collectively, the "DTAG Financing Agreements") as those covenants may be amended or modified from time to time.

          (e) No Amendment. Obtain the consent or approval of Chrysler (which shall not be unreasonably withheld) to (i) the terms of the initial CP Program Documents and (ii) the amendment of any of the Related Documents or any of the CP Program Documents which could be adverse to Chrysler.

          (f) Board Representation.

               (i) Subject to its fiduciary duties, DTAG's Board of Directors will nominate any person designated by Chrysler for election at each meeting (or in each action by written consent in lieu of a meeting) of stockholders of DTAG for the election of directors; provided that such person (A) is not a former officer or employee of DTAG but may be an officer or employee of Chrysler and its subsidiaries and (B) does not have a conflict of interest with DTAG; it being understood that DTAG agrees that Thomas Capo would be an acceptable Chrysler designee. The Governance Committee will fill any vacancy created on the Board of Directors as a result of the resignation or removal of a director designated by Chrysler with any person designated by Chrysler who satisfies the criteria set forth herein.

               (ii) DTAG will use its best efforts to cause the person nominated as provided in this Section 3.2(f) to be elected by the stockholders of DTAG and will solicit proxies in favor of such individual or any such successor and cause its Governance Committee to vote all proxies in which it has discretionary authority to exercise on behalf of such person at each meeting (or in each action by written consent in lieu of a meeting) of stockholders of DTAG.

               (iii) DTAG's obligations under this clause (f) shall terminate as provided in Section 4.8.

         (g) Downgrade of Letter of Credit Provider. In the event the credit rating of the Series 1997-1 Letter of Credit Provider or a CP Program Letter of Credit Provider falls below the minimum requirements of the MTN Program Documents or CP Program Documents, respectively, or the letter of credit provided by such Providers is set to expire prior to the termination of the MTN Program or the CP Program, as the case may be, or, in the case of the Series 1997-1 Letter of Credit Provider, events have occurred which would permit its replacement pursuant to Section 2.8 of the Series 1997-1 Letter of Credit Agreement, Lessees shall use their best efforts to replace such letter of credit providers or letters of credit with replacement providers or letters of credit reasonably satisfactory to Chrysler.

         (h) Fiscal Year. DTAG will not change its fiscal year without the prior written consent of Chrysler.

         (i) Credit Support Event of Default; Remedies Upon Occurrence of Credit Support Event of Default.

               (i) A breach of any obligation hereunder, any Event of Default under the DTAG Financing Agreements or an Amortization Event shall constitute a Credit Support Event of Default.

               (ii) Upon the occurrence of a Credit Support Event of Default:

                    (A) an amount equal to any undrawn portion of any Chrysler Support Letter of Credit outstanding shall, at the election of Chrysler without demand upon or notice to DTAG or any Lessee, be deemed to have been paid or disbursed (notwithstanding that such amount may not in fact have been so paid or disbursed), and, upon notification by Chrysler to DTAG, DTAG and the Lessees shall be immediately obligated to reimburse Chrysler the amount deemed to have been so paid or disbursed by Chrysler as if a demand had been made by Chrysler to DTAG under Section 2.2 hereof; provided that so long as the Intercreditor Agreement is in effect, Chrysler can make such election only in the event of a failure by DTAG or any Lessee to (i) provide additional collateral or an Additional Series 1997-1 Support Letter of Credit when required by Section 2.1(a), (ii) provide Reduction Amount Credit Support when required by Section 2.1(c), (iii) pay within three Business Days of the due date therefor any Fees required by Section 2.2 and (iv) make a reimbursement payment when required by Section 2.3. Any amounts so received by Chrysler from DTAG or the Lessees pursuant to this Section shall be held as collateral security for the repayment of DTAG's or the Lessees' obligations in connection with the Chrysler Support Letters of Credit (provided, that with respect to any Support Credit Disbursement that is with respect to a Series 1997-1 LOC Credit Disbursement for amounts owed by DTAG under Section 4.19 of the Series 1997-1 Supplement, such obligation is solely the obligation of DTAG). At any time when all Chrysler Support Letters of Credit shall terminate and all its obligations thereunder are either terminated or paid or reimbursed in full (subject, however, to reinstatement in the event any payment in respect of such Letters of Credit is recovered in any manner from Chrysler), Chrysler will return to DTAG or the Lessees the aggregate amount deposited with Chrysler and not theretofore applied by Chrysler to any reimbursement obligation hereunder. At such time when all Credit Support Events of Default shall have been cured or waived, Chrysler shall return to DTAG and the Lessees all amounts then on deposit with Chrysler pursuant to this Section. Earnings on all amounts on deposit pursuant to this Section shall, until their application to any reimbursement obligation or their return to DTAG or the Lessees, as the case may be, shall be held by Chrysler as additional collateral security for the repayment of DTAG's or each Lessee's obligations in connection with the Letters of Credit issued by Chrysler;

                    (B) the Chrysler Support Commitment shall terminate;

                    (C) subject to the terms of the Intercreditor Agreement, Chrysler shall be entitled to exercise all of its remedies under the Credit Support Security Documents together with any and all other remedies available to it under law; and

                    (D) Chrysler may seek specific performance of any of the non-monetary obligations of DTAG or any Lessee hereunder.

          Section 3.3. Injunctive Relief with Respect to Certain Covenants. DTAG acknowledges and agrees that the covenants and obligations of DTAG under Section 3.2(f) relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause Chrysler irreparable injury for which adequate remedies are not available at law. Therefore, DTAG agrees that Chrysler shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) restraining DTAG from committing any violation of the coven ants and obligations contained in Section 3.2(f). These injunctive remedies are cumulative and are in addition to any other rights and remedies Chrysler may have at law or in equity.

          Section 3.4. Chrysler Covenants. Chrysler covenants and agrees with the Lessees and DTAG that, on the Series 1997-1 Closing Date, it will provide to the Trustee, DTAG, each of the Lessees, and the Series 1997-1 Letter of Credit Provider, the favorable written opinion of counsel to Chrysler, addressing the due authorization, execution and delivery of the Chrysler Series 1997-1 Support Letter of Credit and the enforceability thereof against Chrysler.

                                   ARTICLE IV

                                  MISCELLANEOUS

          Section 4.1. Payments. (a) Unless otherwise specified herein, all payments to Chrysler hereunder shall be made in lawful currency of the United States and in immediately available funds prior to 11:00 a.m. (New York City time) on the date such payment is due by wire transfer to Chrysler, Account No. 144-0-25784 at Chase Manhattan Bank, or to such other office or account maintained by Chrysler as Chrysler may direct.

          (b) Whenever any payment under this Agreement shall be stated to be due on a day which is not a Business Day, unless otherwise stated herein, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

          Section 4.2. Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement or any other Related Document shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

          If to Chrysler:

                      Chrysler Corporation
                      1000 Chrysler Drive
                      Auburn Hills, Michigan  48326-2766
                      CIM 485-13-96

                      Attention:     Treasurer
                      Telephone:     (248) 512-6130
                      Telecopier:    (248) 512-1768

          If to the Series 1997-1 Letter of Credit Provider:

                      Credit Suisse First Boston
                      Five World Trade Center
                      New York, New York 10048

                      Attention:  Adrian Silghigian
                      Telephone: (212) 322-0046
                      Telecopier: (212) 803-2079

          If to DTAG:

                      Dollar Thrifty Automotive Group, Inc.
                      5330 East 31st Street
                      Tulsa, OK  74135

                      Attention: Treasurer
                      Telephone:  (918) 669-2288
                      Telecopier:  (918) 669-2934

          If to any of the Lessees or the Guarantors (other than DTAG): To the address of such Person set forth in Schedule 1 hereof.

          Section 4.3. Amendments, etc. This Agreement and the rights and obligations of the parties hereunder may not be changed orally but only by an instrument in writing signed by each party hereto and shall be construed in accordance with and governed by the laws of the State of New York. In the event of any conflict between the provisions of this Agreement and the Chrysler Series 1997-1 Support Letter of Credit, the provisions of the Chrysler Series 1997-1 Support Letter of Credit shall control.

          Section 4.4. Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST CHRYSLER, ANY GUARANTOR OR ANY LESSEE WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN ANY STATE OR (TO THE EXTENT PERMITTED BY LAW) FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT CHRYSLER, THE GUARANTORS, AND THE LESSEES EACH ACCEPT FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND

IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE LESSEES AND THE GUARANTORS AGREES THAT SERVICE UPON IT BY REGISTERED MAIL SHALL CONSTITUTE SERVICE OF PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE GUARANTORS AND EACH OF THE LESSEES TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF CHRYSLER TO BRING PROCEEDINGS AGAINST THE LESSEES OR DTAG IN THE COURTS OF ANY OTHER JURISDICTION.

          Section 4.5. Waiver of Jury Trial. CHRYSLER, THE GUARANTORS AND THE LESSEES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF CHRYSLER, THE GUARANTORS OR THE LESSEES IN CONNECTION HEREWITH OR THEREWITH. CHRYSLER, THE LESSEES AND THE GUARANTORS EACH ACKNOWLEDGE AND AGREE THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR CHRYSLER ENTERING INTO THIS AGREEMENT.

          Section 4.6. Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE AN AGREEMENT MADE UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          Section 4.7. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 4.8. Term. This Agreement shall remain in full force and effect until (i) the termination of the Chrysler Support Commitment and (ii) the reimbursement of all Support Credit Disbursements, Support Termination Disbursements, Support Reduction

Disbursements and Support Event of Default Disbursements, and the payment by DTAG and the Lessees of all other amounts payable hereunder, notwithstanding the earlier termination of the Chrysler Series 1997-1 Support Letter of Credit or any other form of credit support provided by Chrysler hereunder.

          Section 4.9. Successors and Assigns. This Agreement shall be binding upon Chrysler and its successors and assigns, DTAG and its successors and assigns and the Lessees and their successors and assigns; provided, however, that none of DTAG or the Lessees may transfer or assign any of its obligations, rights, or interests hereunder without the prior written consent of Chrysler.

          Section 4.10. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement.

          Section 4.11. Further Assurances. DTAG and the Lessees each agree to do such further acts and things and to execute and deliver to Chrysler such additional assignments, agreements, powers and instruments as are reasonably required by Chrysler to carry into effect the purposes of this Agreement or to better assure and confirm to Chrysler its rights, powers and remedies hereunder.

          Section 4.12. Survival of Obligations. The obligations of DTAG and the Lessees under Sections 2.2, 2.6, 2.7, 4.1 and 4.2 shall in each case survive any termination of this Agreement, the payment in full of all obligations hereunder and the termination of the Chrysler Series 1997-1 Support Letter of Credit or any other form of credit support provided by Chrysler hereunder.

          Section 4.13. Obligation. Chrysler, DTAG and each of the Lessees each under stands and agrees that the Chrysler Support Letters of Credit is irrevocable and the obligations of Chrysler thereunder shall be unaffected by any default hereunder. None of the failure of DTAG or any of the Lessees (or any person or organization acting on behalf of either) or the Trustee or the Series 1997-1 Letter of Credit Provider to take any action (whether required hereunder or under any other Related Document otherwise), nor any action taken by DTAG or any of the Lessees shall be asserted by Chrysler as a defense to payment under a Chrysler Support Letter of Credit (except for the failure of any documents presented thereunder to comply with the terms of a Chrysler Support Letter of Credit) or as the basis of a right of set off by Chrysler against its obligations to make any such payment.

          Section 4.14. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 4.15. Application of Funds. Upon receipt of the deposited funds from the Series 1997-1 Cash Collateral Account pursuant to Section 4.21 of the Series 1997-1 Supplement, Chrysler shall apply such amounts to the payment in full of any and all obligations of the Lessees under or in respect of the Chrysler Series 1997-1 Support Letter of Credit hereunder; any amounts remaining thereafter shall be returned to the Lessees or to whomever is legally entitled thereto.

          Section 4.16. Subordination of Obligations Pursuant to Group I Collateral Sharing Agreement. The parties hereto hereby acknowledge and agree that the obligations of DTAG and each of the Lessees represented hereby are subject to the terms and provisions of the Group I Collateral Sharing Agreement which, among other things, contains provisions subordinating to the prior payment in full, in cash, of the obligations hereunder of DTAG and each of the Lessees to the obligations of DTAG and each of the Lessees to the holders of Senior Obligations (as defined in the Group I Collateral Sharing Agreement) in the manner provided in the Group I Collateral Sharing Agreement, to which provisions each of the parties hereunder agrees.

          Section 4.17. Additional Lessees. Any direct or indirect Subsidiary of or other Affiliate of DTAG (each a "DTAG Affiliate") shall have the right to become a "Lessee" under and pursuant to the terms of this Agreement by complying with the provisions of Section 28 of the Master Lease and the provisions of this
Section 4.17. In the event a DTAG Affiliate desires to become a "Lessee" under this Agreement, then DTAG and such DTAG Affiliate shall execute and deliver to Chrysler a joinder agreement, in form and substance satisfactory to Chrysler, under which it assumes all the obligations of a "Lessee" hereunder and under the Chrysler Credit Support Security Documents together with such legal opinions and other certificates as Chrysler may reasonably require to evidence the assumption by such DTAG Affiliate of the obligations and liabilities set forth in this Agreement and in the Chrysler Credit Support Security Documents.

          Section 4.18. Additional Guarantors.

          Section 4.19. Indemnification. Lessees agree to indemnify and reimburse Chrysler promptly upon demand for any payments made by Chrysler under Sections 2.6, 2.7, 2.8, 4.1, 4.2 and 4.3 of the Series 1997-1 Letter of Credit Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, as of the day and year first above written.


                                             CHRYSLER CORPORATION


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:




                                             DOLLAR THRIFTY AUTOMOTIVE
                                             GROUP, INC.


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:

                                             LESSEES:

                                             DOLLAR RENT A CAR SYSTEMS, INC.


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:



                                             THRIFTY RENT-A-CAR SYSTEM, INC.


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:



                                             ADDITIONAL GUARANTORS:

                                             TRAC TEAM, INC.


                                             By:
                                                -----------------------------
                                                Name:
                                                Title:



                                             DTAG SERVICES, INC.


                                             By:
                                                -----------------------------
                                                Name:
                                                Title: